 Exhibit 99.1

xG Technology, Inc. Completes Acquisition of Vislink Communication Systems, Assuming Full
Legal Ownership of the Business

Sarasota, Florida—February 2, 2017—xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a leading provider of wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for critical communications, announced that, effective today, it has completed the acquisition of Vislink Communication Systems (“Vislink”) and has now assumed full ownership of the business. This follows a vote by Vislink shareholders today which approved, as expected, amendments to the existing agreements executed on December 16, 2016, allowing for the formal transition of Vislink to xG to take place on today’s date.

The acquisition, as originally announced on October 20, 2016 was a $16 million binding asset purchase agreement. The acquisition was paid for with $6.5 million in cash and a $9.5 million promissory note. xG presently plans to pay the promissory note off with a combination of new debt and internal funding.

About xG Technology, Inc.

xG Technology is a provider of market-leading wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for use in challenging environments. The company is focused in delivering communications technologies that provide its customers enhanced levels of reliability, mobility, performance and efficiency in their business operations and missions. xG markets its technology solutions across three business units: Integrated Microwave Technologies (IMT), Vislink Communication Systems and xMax.

IMT is a pioneer in the design, development and distribution of advanced digital microwave systems and has been a trusted supplier to broadcast, sports and entertainment, and MAG (Military, Aerospace & Government) markets. The company’s product lines are recognized for their high level of performance, reliability, build quality, extended operating ranges and compact form factors. More information about IMT can be found at www.imt-solutions.com.

Vislink specializes in the wireless capture, delivery and management of secure, high-quality, live video from the field to the point of usage, serving broadcast & media and public safety & surveillance markets. More information about Vislink can be found at http://www.vislink.com/.

xMax is a secure, rapid-deploy mobile broadband system that delivers mission-assured wireless connectivity in demanding operating environments. xMax was specifically designed to serve as an expeditionary and critical communications network for use in unpredictable scenarios and during fluid situations. This makes it a compelling solution for disaster response, emergency communications, and defense applications. More information about xMax can be found at http://www.xgtechnology.com/products.

Based in Sarasota, Florida, xG Technology has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035